UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2005

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number

1300 Morris Drive Chesterbrook, PA (Address of principal executive offices)	19087 (Zip Code)

Registrant’s telephone number, including area code:	(610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

AmerisourceBergen Corporation (the “Registrant”) has received notice of termination effective mid-December 2005 of its contract with United Drugs, a group purchasing organization for independent retail pharmacies. Notwithstanding the notice of termination, the Registrant expects to retain a substantial majority of its business with the members of United.

The Registrant expects that a large number of the members of United will terminate their affiliation with United and elect to continue to do business with the Registrant. Among other things, the majority of the members of United are participants in one or more of the Registrant’s retail programs, including Good Neighbor Pharmacy®, Performance Plus Network® and Diabetes Shoppe®, and a number of them also have separate contracts directly with the Registrant. However, there can be no assurance that the Registrant will retain a majority, or any, of the members of United as customers following the termination of the contract between the Registrant and United.

The Registrant believes that United has contracted with a competitor of the Registrant. Purchases by the members of United represented approximately 4% of the Registrant’s operating revenues for the nine months ended June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: October 25, 2005	By:	/s/ Michael D. DiCandilo
Name: Michael D. DiCandilo
Title: Executive Vice President
and Chief Financial Officer